Exhibit 99.1

(Not affiliated with American Capital, Ltd)

FOR IMMEDIATE RELEASE
July 27, 2016

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AMERICAN CAPITAL AGENCY CORP.
REPORTS $0.73 COMPREHENSIVE INCOME PER COMMON SHARE AND
$22.22 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - July 27, 2016 - American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported comprehensive income for the second quarter of 2016 of $0.73 per common share and net book value of $22.22 per common share. Economic return for the period, defined as dividends per common share and the change in net book value ("NAV") per common share, was 3.3% for the quarter, or 13.3% on an annualized basis.

SECOND QUARTER 2016 FINANCIAL HIGHLIGHTS

•	$0.73 comprehensive income per common share, comprised of:

◦	$(0.43) net loss per common share

◦	$1.16 other comprehensive income ("OCI") per common share

▪	Includes net unrealized gains on investments recognized through OCI

•	$0.56 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost [1]

◦
Includes $0.13 per common share of dollar roll income associated with the Company's $8.2 billion average net long position in forward purchases and sales of agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.10) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

◦	Excludes $(0.03) per common share of non-recurring transaction costs associated with acquisition of American Capital Mortgage Management, LLC ("ACMM")

•	$22.22 net book value per common share as of June 30, 2016

◦	Increased $0.13 per common share, or 0.6%, from $22.09 per common share as of March 31, 2016

•	$0.60 dividend declared per common share during the quarter

•	3.3% economic return on common equity for the quarter, or 13.3% annualized

◦	Comprised of $0.60 dividend per common share and $0.13 increase in net book value per common share

American Capital Agency Corp.
July 27, 2016

OTHER SECOND QUARTER HIGHLIGHTS

•	$61.5 billion investment portfolio as of June 30, 2016, comprised of:

◦	$54.4 billion agency MBS

◦	$7.1 billion TBA mortgage position

◦	$0.1 billion AAA non-agency MBS

•	7.2x "at risk" leverage as of June 30, 2016

◦	6.3x leverage, excluding TBA mortgage position, as of June 30, 2016

◦	7.7x "at risk" leverage on pro-forma tangible net book value as of June 30, 2016, adjusted for the effect of the completed ACMM acquisition on July 1, 2016

◦	7.2x average "at risk" leverage for the quarter, an increase from 7.0x for the previous quarter

•	11.8% portfolio CPR for the quarter

◦	10.8% average projected portfolio life CPR as of June 30, 2016

•	1.38% annualized net interest rate spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost

◦	Excludes -22 bps of "catch up" premium amortization cost due to change in projected CPR estimates

◦	Increased from 1.31% for the prior quarter, excluding -37 bps of "catch-up" premium amortization cost
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"We are very pleased with the performance of the portfolio in the second quarter," said Gary Kain, the Company’s Chief Executive Officer, President and Chief Investment Officer. "Despite volatile market conditions, particularly late in the quarter following the surprise Brexit vote, AGNC generated an annualized economic return for our stockholders of 13.3%. With interest rates at or near historically low levels, we expect that asset selection will once again be a key driver of total return and a critical component of our disciplined approach to risk management.
"More importantly, AGNC’s acquisition of American Capital Mortgage Management, LLC was a significant milestone for the Company. Upon the closing of the transaction on July 1, 2016, AGNC became the largest internally-managed mortgage REIT. This transformative transaction materially reduced AGNC’s operating cost structure, and we believe that AGNC will have the lowest run-rate operating cost structure as a percentage of total equity in the residential mortgage REIT industry as a result.
"Ultimately, we believe that our significantly improved cost structure further solidifies AGNC’s value proposition to stockholders. AGNC has consistently provided industry-leading performance, transparency and stockholder focus, liquidity and scale, and disciplined risk management to our stockholders, and we expect that our reduced operating cost structure will further enhance these components of stockholder value."

NET BOOK VALUE
As of June 30, 2016, the Company's net book value per common share was $22.22, an increase of $0.13 per common share, or 0.6%, from its March 31, 2016 net book value per common share

American Capital Agency Corp.
July 27, 2016

of $22.09, due to a modest widening of spreads between the yield on agency MBS and benchmark interest rates underlying the Company's interest rate hedges.

INVESTMENT PORTFOLIO
As of June 30, 2016, the Company's investment portfolio totaled $61.5 billion, comprised of:

•	$61.4 billion of agency MBS and TBA securities, including:

◦	$59.7 billion of fixed-rate securities, comprised of:

•	$15.0 billion ≤ 15-year securities,

•	$1.3 billion 15-year net long TBA securities,

•	$1.0 billion 20-year fixed-rate securities,

•	$36.7 billion 30-year fixed-rate securities, and

•	$5.7 billion 30-year net long TBA securities;

◦	$0.4 billion of adjustable-rate securities; and

◦	$1.3 billion of collateralized mortgage obligations (“CMOs”), including principal and interest-only strips; and

•	$0.1 billion of AAA non-agency securities.

As of June 30, 2016, inclusive of TBA securities, ≤ 15-year and 30 year fixed rate securities represented 26% and 69% of the Company's investment portfolio, respectively, largely unchanged from 27% and 68%, respectively, as of March 31, 2016.

As of June 30, 2016, the Company's fixed-rate securities, inclusive of TBA securities, had a weighted average coupon of 3.50%, compared to 3.52% as of March 31, 2016, comprised of the following weighted average coupons:

•	3.22% for ≤ 15-year fixed rate securities;

•	3.49% for 20-year fixed-rate securities; and

•	3.60% for 30-year fixed-rate securities.

As of June 30, 2016, 68% of the Company's fixed-rate securities, excluding the net TBA position, were comprised of securities backed by lower loan balance mortgages and loans originated under the U.S. Government sponsored Home Affordable Refinance Program ("HARP"), which typically have a lower risk of prepayment in a low or declining interest rate environment than generic agency securities, and reflects an increase from 62% as of March 31, 2016. The Company defines lower loan balance securities as pools backed by original loan balances of up to $150,000 and HARP securities as pools backed by 100% refinance loans with original loan-to-values of ≥ 80%.

The Company accounts for its TBA mortgage portfolio (also referred to as "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of June 30, 2016, the Company's net TBA position had a total fair value and a total cost basis of $7.1 billion and $7.0 billion, respectively, and a net carrying value of $97 million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to a total fair value and a total cost basis of $6.0 billion and a net carrying value of $41 million as of March 31, 2016.

American Capital Agency Corp.
July 27, 2016

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 11.8% for the second quarter, compared to 8.8% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's agency securities held as of June 30, 2016 was 10.8%, an increase from 10.2% as of March 31, 2016 due to higher prepayment expectations following a 29 basis point decline in the 10 year U.S. Treasury rate during the quarter, partially offset by an increase in prepayment protected securities.

The weighted average cost basis of the Company's investment portfolio was 104.6% of par value as of June 30, 2016. Net premium amortization cost on the Company's investment portfolio for the second quarter was $(134) million, or $(0.40) per common share, including "catch-up" premium amortization cost of $(32) million, or $(0.10) per common share, due to changes in the Company's projected CPR estimates. This compares to net premium amortization cost for the prior quarter of $(150) million, or $(0.45) per common share, including a "catch-up" premium amortization cost of $(55) million, or $(0.16) per common share. The net unamortized premium balance as of June 30, 2016 was $2.4 billion.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected repayments over the remaining life of the security. Faster actual or projected repayments can have a meaningful negative impact on the Company's asset yields, while slower actual or projected repayments can have a meaningful positive impact.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, (also referred to as "balance sheet funded assets") was 2.46% for the second quarter, an increase from 2.32% for the prior quarter. Excluding "catch-up" premium amortization cost, the Company's average asset yield was 2.70% for the second quarter, compared to 2.75% for the prior quarter.

For the second quarter, the Company's average cost of funds was 1.46%, a decrease from 1.64% for the prior quarter, largely due to a decline in interest rate swap costs, partially offset by a modest increase in repo funding costs for the quarter. The Company's average cost of funds includes the cost of agency repurchase agreements ("agency repo"), Federal Home Loan Bank ("FHLB") advances, debt of consolidated variable interest entities ("other debt") and interest rate swaps (including interest rate swaps used to hedge the Company's dollar roll funded assets) measured against the Company's daily weighted average agency repo, FHLB advances and other debt balance outstanding.

The Company's combined annualized net interest rate spread on its balance sheet and dollar roll funded assets for the quarter was 1.16%, compared to 0.94% for the prior quarter. Excluding "catch-up" premium amortization cost, the Company's combined annualized net interest rate spread on its balance sheet and dollar roll funded assets for the quarter was 1.38%, compared to 1.31% for the prior quarter.

On a per share basis, the Company recognized $0.46 per common share of net spread and dollar roll income (a non-GAAP financial measure) for the second quarter, compared to $0.36 for the prior

American Capital Agency Corp.
July 27, 2016

quarter. Excluding "catch-up" premium amortization cost, the Company's net spread and dollar roll income was $0.56 per common share for the second quarter, an increase from $0.52 for the prior quarter. Net spread and dollar roll income for the second quarter included $0.13 per common share of dollar roll income, compared to $0.15 for the prior quarter, and excluded $(0.03) per common share of non-recurring transaction costs associated with the Company's acquisition of ACMM, which closed on July 1, 2016. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of June 30, 2016, $41.9 billion of agency repo, $3.0 billion of FHLB advances and $0.5 billion of other debt were used to fund acquisitions of agency and AAA non-agency securities. The remainder, or approximately $10 million, of the Company's repurchase agreements, was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its net TBA position, the Company's "at risk" leverage ratio was 7.2x as of June 30, 2016, compared to 7.3x as of March 31, 2016. The Company's average "at risk" leverage ratio for the quarter was 7.2x, compared to 7.0x for the prior quarter. The Company's "at risk" leverage ratio as of June 30, 2016 based on pro-forma tangible net book value adjusted for the effect of the completed ACMM acquisition on July 1, 2016 was 7.7x.

As of June 30, 2016, the Company's agency repurchase agreements had a weighted average interest rate of 0.78%, an increase from 0.76% as of March 31, 2016, and a weighted average remaining days to maturity of 202 days, an increase from 184 days as of March 31, 2016.

As of June 30, 2016, the Company's agency repurchase agreements had remaining maturities of:

•	$28.8 billion of three months or less;

•	$2.5 billion from three to six months;

•	$3.2 billion from six to nine months;

•	$1.3 billion from nine to twelve months;

•	$3.3 billion from one to three years; and

•	$2.9 billion from three to five years.

As of June 30, 2016, the Company's FHLB advances had a weighted average interest rate of 0.61% and a weighted average remaining maturity of 215 days through to the termination of the Company's captive subsidiary's FHLB membership in February 2017.

HEDGING ACTIVITIES
As of June 30, 2016, 79% of the Company's outstanding balance of repurchase agreements, FHLB advances, other debt and net TBA position was hedged with interest rate swaps, swaptions and net U.S. Treasury positions, a decrease from 83% as of March 31, 2016, led by a decline in the Company's interest rate swap position to $35.1 billion in notional amount as of June 30, 2016 from $38.2 billion as of March 31, 2016.

As of June 30, 2016, the Company's interest rate swap position included $2.7 billion of forward starting swaps, with an average forward start date of 0.7 years and an average remaining maturity

American Capital Agency Corp.
July 27, 2016

of 7.1 years, largely unchanged from $2.7 billion as of March 31, 2016, with an average forward start date of 0.9 years and an average remaining maturity of 7.3 years.

Excluding forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.51% and an average receive rate of 0.64% as of June 30, 2016, compared to 1.73% and 0.62%, respectively, as of March 31, 2016. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.64% and an average maturity of 4.0 years as of June 30, 2016, compared to 1.83% and 4.5 years, respectively, as of March 31, 2016.

The Company also utilizes payer swaptions and long and short positions in U.S. Treasury securities and U.S. Treasury futures to mitigate exposure to changes in interest rates. As of June 30, 2016, the Company had payer swaptions outstanding totaling $1.1 billion, compared to $1.8 billion as of March 31, 2016, and a net short U.S. Treasury position outstanding of $5.5 billion, unchanged from March 31, 2016.

OTHER GAIN (LOSS), NET
For the second quarter, the Company recorded a net loss of $(312) million in other gain (loss), net, or $(0.94) per common share, compared to a net loss of $(935) million, or $(2.80) per common share, for the prior quarter. Other gain (loss), net for the second quarter was comprised of:

•	$55 million of net realized gains on sales of agency securities;

•	$(287) million of net losses on interest rate swaps (excluding $12 million of net unrealized gains recognized in OCI);

•	$(69) million of interest rate swap periodic interest costs;

•	$(4) million of net losses on interest rate swaptions;

•	$(116) million of net losses on U.S. Treasury positions;

•	$44 million of TBA dollar roll income;

•	$64 million of net mark-to-market gains on TBA mortgage positions; and

•	$1 million of net gains on other derivative instruments and securities.

OTHER COMPREHENSIVE INCOME
During the second quarter, the Company recorded other comprehensive income of $382 million, or $1.16 per common share, primarily consisting of unrealized gains on the Company's agency securities, compared to $784 million, or $2.34 per common share, for the prior quarter.

SECOND QUARTER 2016 DIVIDEND DECLARATIONS
During the second quarter, the Company's Board of Directors declared monthly dividends of $0.20 per share to common stockholders of record as of April 29, May 31 and June 30, 2016, totaling $0.60 for the quarter, which were paid on May 9, June 9 and July 8, 2016, respectively. This equates to a second quarter annualized dividend yield of 12.1% based on the Company's June 30, 2016 closing stock price of $19.82 per common share. Since its May 2008 initial public offering through the second quarter of 2016, the Company has declared a total of $6.4 billion in common stock dividends, or $33.90 per common share.

On June 17, 2016, the Company's Board of Directors declared a second quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock of $0.50 per share and on its 7.750% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") underlying its

American Capital Agency Corp.
July 27, 2016

outstanding depositary shares of $0.484375 per depositary share. Each depositary share represents a 1/1,000th interest in a share of the Series B Preferred Stock. The dividends were paid on July 15, 2016 to preferred stockholders of record as of July 1, 2016.

THIRD QUARTER 2016 DIVIDEND DECLARATIONS
On July 14, 2016, the Company's Board of Directors declared a monthly dividend of $0.20 per common share, which will be paid on August 8, 2016 to common stockholders of record as of July 29, 2016.
On July 27, 2016, the Company's Board of Directors declared a monthly dividend of $0.18 per common share, which will be paid on September 9, 2016 to common stockholders of record as of August 31, 2016.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income, net spread and dollar roll income, excluding "catch-up" premium amortization, and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Agency Corp.
July 27, 2016

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $48,344, $51,786, $48,380, $47,319 and $48,128, respectively)	$53,418	$54,950	$51,331	$53,729	$50,976
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	945	993	1,029	1,088	1,142
Non-agency securities, at fair value (pledged securities)	107	112	113	—	—
U.S. Treasury securities, at fair value (including pledged securities of $62, $0, $25, $767 and $4,756, respectively)	62	—	25	787	5,124
REIT equity securities, at fair value	19	38	33	34	60
Cash and cash equivalents	1,131	1,109	1,110	1,505	1,510
Restricted cash	1,399	1,686	1,281	1,413	778
Derivative assets, at fair value	111	55	81	143	164
Receivable for securities sold (pledged securities)	—	—	—	147	221
Receivable under reverse repurchase agreements	2,982	3,163	1,713	1,463	2,741
Other assets	301	290	305	300	169
Total assets	$60,475	$62,396	$57,021	$60,609	$62,885

Liabilities:
Repurchase agreements	$41,947	$45,276	$41,754	$41,014	$50,158
Federal Home Loan Bank advances	3,037	3,037	3,753	3,502	20
Debt of consolidated variable interest entities, at fair value	528	562	595	626	674
Payable for securities purchased	2,581	889	182	4,178	90
Derivative liabilities, at fair value	1,519	1,652	935	1,536	844
Dividends payable	73	73	74	76	77
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	3,017	3,175	1,696	1,309	2,230
Accounts payable and other accrued liabilities	71	72	61	52	74
Total liabilities	52,773	54,736	49,050	52,293	54,167

Stockholders' equity:
Preferred stock - aggregate liquidation preference of $348	336	336	336	336	336
Common stock - $0.01 par value; 600.0 shares authorized;
331.0, 331.0, 337.5, 346.5 and 348.8 shares issued and outstanding, respectively	3	3	3	3	3
Additional paid-in capital	9,932	9,932	10,048	10,209	10,254
Retained deficit	(3,669)	(3,329)	(2,350)	(2,727)	(1,879)
Accumulated other comprehensive income (loss)	1,100	718	(66)	495	4
Total stockholders' equity	7,702	7,660	7,971	8,316	8,718
Total liabilities and stockholders' equity	$60,475	$62,396	$57,021	$60,609	$62,885

Net book value per common share	$22.22	$22.09	$22.59	$23.00	$24.00

American Capital Agency Corp.
July 27, 2016

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Interest income:
Interest income	$318	$295	$374	$295	$414
Interest expense [1]	101	99	86	77	81
Net interest income	217	196	288	218	333

Other gain (loss), net:
Gain (loss) on sale of agency securities, net	55	(2)	2	(39)	(22)
Gain (loss) on derivative instruments and other securities, net [1]	(367)	(933)	331	(778)	237
Total other gain (loss), net	(312)	(935)	333	(817)	215
Expenses:
Management fee	25	27	28	29	29
General and administrative expenses	15	6	5	5	7
Total expenses	40	33	33	34	36
Net income (loss)	(135)	(772)	588	(633)	512
Dividend on preferred stock	7	7	7	7	7
Net income (loss) available (attributable) to common stockholders	$(142)	$(779)	$581	$(640)	$505

Net income (loss)	$(135)	$(772)	$588	$(633)	$512
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	370	765	(583)	467	(872)
Unrealized gain on derivative instruments, net [1]	12	19	22	24	26
Other comprehensive income (loss)	382	784	(561)	491	(846)
Comprehensive income (loss)	247	12	27	(142)	(334)
Dividend on preferred stock	7	7	7	7	7
Comprehensive income (loss) available (attributable) to common stockholders	$240	$5	$20	$(149)	$(341)

Weighted average number of common shares outstanding - basic and diluted	331.0	334.4	341.6	347.8	352.1
Net income (loss) per common share - basic and diluted	$(0.43)	$(2.33)	$1.70	$(1.84)	$1.43
Comprehensive income (loss) per common share - basic and diluted	$0.73	$0.01	$0.06	$(0.43)	$(0.97)
Dividends declared per common share	$0.60	$0.60	$0.60	$0.60	$0.62

American Capital Agency Corp.
July 27, 2016

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Interest income	$318	$295	$374	$295	$414
Interest expense:
Repurchase agreements and other debt	89	80	64	53	55
Interest rate swap periodic costs [1]	12	19	22	24	26
Total interest expense	101	99	86	77	81
Net interest income	217	196	288	218	333
Other interest rate swap periodic costs [3]	(69)	(89)	(102)	(107)	(99)
Dividend on REIT equity securities	1	1	1	1	2
TBA dollar roll income [16]	44	50	53	73	54
Adjusted net interest and dollar roll income	193	158	240	185	290
Operating expenses:
Total operating expenses	40	33	33	34	36
Non-recurring transaction costs	9	—	—	—	—
Adjusted operating expenses	31	33	33	34	36
Net spread and dollar roll income	162	125	207	151	254
Dividend on preferred stock	7	7	7	7	7
Net spread and dollar roll income available to common stockholders	155	118	200	144	247
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	32	55	(14)	33	(37)
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$187	$173	$186	$177	$210

Weighted average number of common shares outstanding - basic and diluted	331.0	334.4	341.6	347.8	352.1
Net spread and dollar roll income per common share - basic and diluted	$0.46	$0.36	$0.58	$0.41	$0.70
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic and diluted	$0.56	$0.52	$0.54	$0.51	$0.60

American Capital Agency Corp.
July 27, 2016

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Net income (loss)	$(135)	$(772)	$588	$(633)	$512
Book to tax differences:
Premium amortization, net	20	55	(18)	15	(55)
Realized gain/loss, net	391	93	154	12	(39)
Net capital loss/(utilization of net capital loss carryforward) [5]	(99)	(99)	(83)	—	121
Unrealized gain/loss, net	(106)	804	(543)	672	(417)
Other	9	—	—	—	—
Total book to tax differences	215	853	(490)	699	(390)
Estimated REIT taxable income	80	81	98	66	122
Dividend on preferred stock	7	7	7	7	7
Estimated REIT taxable income, net of preferred stock dividend	$73	$74	$91	$59	$115
Weighted average number of common shares outstanding - basic and diluted	331.0	334.4	341.6	347.8	352.1
Estimated REIT taxable income per common share - basic and diluted	$0.22	$0.22	$0.27	$0.17	$0.33

Beginning cumulative non-deductible capital loss	$585	$684	$767	$767	$646
Net capital loss/(utilization of net capital loss carryforward)	(99)	(99)	(83)	—	121
Ending cumulative non-deductible capital loss	$486	$585	$684	$767	$767
Ending cumulative non-deductible capital loss per common share	$1.47	$1.77	$2.03	$2.21	$2.20

American Capital Agency Corp.
July 27, 2016

AMERICAN CAPITAL AGENCY CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Fixed-rate agency securities, at fair value - as of period end [19]	$52,648	$54,155	$50,522	$52,862	$50,070
Adjustable-rate agency securities, at fair value - as of period end	$443	$471	$495	$551	$599
AAA non-agency securities, at fair value - as of period end	$107	$112	$113	$—	$—
CMO agency securities, at fair value - as of period end	$920	$966	$990	$1,041	$1,078
Interest-only strips agency securities, at fair value - as of period end	$180	$176	$178	$179	$189
Principal-only strips agency securities, at fair value - as of period end	$172	$175	$175	$184	$182
Total securities, at fair value - as of period end [19]	$54,470	$56,055	$52,473	$54,817	$52,118
Total securities, at cost - as of period end [19]	$53,317	$55,271	$52,464	$54,216	$51,994
Total securities, at par - as of period end [6,19]	$50,950	$52,864	$50,163	$51,902	$49,688
Average securities, at cost [19]	$51,810	$50,897	$52,131	$48,711	$56,106
Average securities, at par [6,19]	$49,544	$48,687	$49,890	$46,610	$53,660
Net TBA portfolio - as of period end, at fair value	$7,072	$6,024	$7,444	$7,385	$7,058
Net TBA portfolio - as of period end, at cost	$6,975	$5,983	$7,430	$7,265	$7,104
Net TBA portfolio - as of period end, carrying value	$97	$41	$14	$120	$(46)
Average net TBA portfolio, at cost	$8,238	$8,144	$7,796	$9,434	$5,973
Average repurchase agreements and other debt [4]	$46,948	$45,926	$47,018	$43,308	$50,410
Average stockholders' equity [7]	$7,722	$7,776	$8,143	$8,603	$9,108
Net book value per common share as of period end [8]	$22.22	$22.09	$22.59	$23.00	$24.00
Leverage - average during the period [9,19]	6.1:1	5.9:1	5.8:1	5.1:1	5.6:1
Leverage - average during the period, including net TBA position [10]	7.2:1	7.0:1	6.8:1	6.2:1	6.2:1
Leverage - as of period end [11,19]	6.3:1	6.5:1	5.8:1	5.9:1	5.3:1
Leverage - as of period end, including net TBA position [12]	7.2:1	7.3:1	6.8:1	6.8:1	6.1:1

Key Performance Statistics:
Average coupon [13,19]	3.63%	3.63%	3.62%	3.62%	3.60%
Average asset yield [14,19]	2.46%	2.32%	2.87%	2.42%	2.95%
Average cost of funds [15,19]	(1.46)%	(1.64)%	(1.60)%	(1.70)%	(1.43)%
Average net interest rate spread [19]	1.00%	0.68%	1.27%	0.72%	1.52%
Average net interest rate spread, including TBA dollar roll income/loss [16]	1.16%	0.94%	1.47%	1.14%	1.74%
Average coupon - as of period end [19]	3.63%	3.63%	3.63%	3.61%	3.62%
Average asset yield - as of period end [19]	2.68%	2.72%	2.78%	2.76%	2.75%
Average cost of funds - as of period end [17,19]	(1.35)%	(1.49)%	(1.65)%	(1.64)%	(1.56)%
Average net interest rate spread - as of period end [19]	1.33%	1.23%	1.13%	1.12%	1.19%
Average actual CPR for securities held during the period [19]	12%	9%	10%	12%	12%
Average forecasted CPR - as of period end [19]	11%	10%	8%	9%	8%
Total premium amortization, net	$(134)	$(150)	$(78)	$(128)	$(69)
Expenses % of average total assets - annualized	0.27%	0.23%	0.23%	0.25%	0.21%
Expenses % of average stockholders' equity - annualized	2.08%	1.70%	1.61%	1.57%	1.59%
Net comprehensive income (loss) return on average common equity - annualized	13.0%	0.3%	1.0%	(7.1)%	(15.6)%
Dividends declared per common share	$0.60	$0.60	$0.60	$0.60	$0.62
Economic return (loss) on common equity - annualized [18]	13.3%	1.8%	3.3%	(6.6)%	(14.3)%

American Capital Agency Corp.
July 27, 2016

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.
** Numbers may not total due to rounding.

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. The accumulated other comprehensive loss on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense (see footnote 1 for additional information). Other interest rate swap periodic costs do not include termination fees or mark-to-market adjustments associated with interest rate swaps.

4.	Average repurchase agreements and other debt includes agency repo, FHLB advances and debt of consolidated VIE's. Amount excludes U.S. Treasury repurchase agreements.

5.
Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years from the year of loss and applied against future net capital gains.

6.	Agency securities, at par value exclude the underlying unamortized principal balance ("UPB") of the Company's interest-only securities. Excludes TBAs.

7.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

8.	Net book value per common share as of period end calculated as total stockholders' equity, less the preferred stock liquidation preference, divided by the number of common shares outstanding.

9.
Average leverage during the period was calculated by dividing the daily weighted average agency repurchase agreements, FHLB advances and debt of consolidated VIEs outstanding for the period by the sum of average stockholders' equity less the average investment in REIT equity securities for the period. Leverage excludes U.S. Treasury repurchase agreements.

10.
Average leverage during the period, including net TBA position, includes the components of "leverage - average during the period," plus the Company's daily weighted average net TBA dollar roll position (at cost) during the period.

11.
Leverage as of period end was calculated by dividing the sum of the amount outstanding under agency repurchase agreements, FHLB advances, debt of consolidated VIE and net receivable / payable for unsettled agency securities by the sum of total stockholders' equity less the fair value of investments in REIT equity securities at period end. Leverage excludes U.S. Treasury repurchase agreements.

12.	Leverage as of period end, including net TBA position, includes the components of "leverage - as of period end," plus the Company's net TBA dollar roll position (at cost) as of period end.

13.	Average coupon for the period was calculated by dividing the total coupon (or cash) interest income by average securities held at par.

14.
Average asset yield for the period was calculated by dividing the total interest income (coupon interest less amortization of net premiums and discounts) by the average amortized cost of securities held.

15.
Cost of funds includes agency repurchase agreements, other debt and current pay interest rate swaps, but excludes swap termination fees, forward starting swaps and costs associated with other supplemental hedges such as swaptions and short U.S. Treasury or TBA positions. Average cost of funds for the period was calculated by dividing the total cost of funds by the average agency repurchase agreements and other debt outstanding for the period. Cost of funds excludes U.S. Treasury repurchase agreements.

16.
TBA dollar roll income/(loss) is net of TBAs used for hedging purposes. Dollar roll income/(loss) excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

17.
Cost of funds as of period end includes agency repurchase agreements and other debt outstanding, plus the impact of interest rate swaps in effect as of each period end. Amount excludes forward starting swaps and costs associated with other supplemental hedges such as swaptions and short U.S. Treasury or TBA positions.

18.
Economic return (loss) on common equity represents the sum of the change in net asset value per common share and dividends declared on common stock during the period over the beginning net asset value per common share.

19.	Excludes net TBA mortgage position.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on July 28, 2016 at 11:00 am ET. Interested persons who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the American Capital Agency stockholder call.

American Capital Agency Corp.
July 27, 2016

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q2 2016 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on July 28, 2016. In addition, there will be a phone recording available one hour after the live call on July 28, 2016 through August 13, 2016. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10087919.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. is a real estate investment trust ("REIT") that invests primarily in agency pass-through securities for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored enterprise. The Company is no longer affiliated with American Capital, Ltd. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding ‘catch-up’ premium amortization," "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest rate spread."
"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include other interest rate swap periodic costs, TBA dollar roll income and dividends on REIT equity securities (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expenses (GAAP measure) adjusted to exclude non-recurring transaction costs (referred to as "adjusted operating expenses"). "Net spread and dollar roll income, excluding ‘catch-up’ premium

American Capital Agency Corp.
July 27, 2016

amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making and that it is meaningful information to consider related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are used to economically hedge against fluctuations in the Company’s borrowing costs and inclusion is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding ‘catch-up’ premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. The Company also believes the exclusion of non-recurring transactions costs reported in general and administrative expense under GAAP is meaningful as they represent non-recurring transaction costs associated with the Company’s acquisition of ACMM and are not representative of ongoing operating costs. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.